UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

August 12, 2016

Date of Report (Date of earliest event reported)

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100, Scottsdale, AZ	85253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 305-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

From time to time, representatives of TPI Composites, Inc. (the Company) have made, and will in the future make, presentations to industry groups, members of the investment community and other interested parties at conferences, in one-on-one meetings, or in other settings.

Copies of the materials to be used in such meetings and presentations are made available to the public from time to time under the “Investors” tab and “Events & Presentations” of the Company’s website at www.tpicomposites.com. Investors are encouraged to review any such materials that the Company makes available from time to time on the Company’s website and to refer from time to time to the Company’s website for similar types of information about the Company in the future. The Company reserves the right to discontinue the availability of any such materials at any time, and undertakes no duty to update any information or statements made in any such materials (or in any other materials made available on the Company’s website) to reflect events or circumstances after the date of publication, except as required by law.

Any such presentation materials and the accompanying oral presentations may contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may”, “will”, “seek”, “should”, “expects”, “plans”, “anticipates”, “could”, “intends”, “target”, “projects”, “strategy”, “future”, “believes”, “estimates”, “goal”, “potential”, “likely”, or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Forward-looking statements contained in such presentations include, but are not limited to, statements about (i) growth of the wind energy market and the Company’s addressable markets; (ii) the Company’s future financial and operating performance, including the Company’s net sales, total billings, cost of goods sold, gross profit or gross margin, operating expenses, sets, estimated megawatts, dedicated manufacturing lines, lines installed, lines in startup, lines in transition, ability to generate positive cash flow, and ability to achieve or maintain profitability; (iii) the sufficiency of the Company’s cash and cash equivalents to meet its liquidity needs; (iv) the Company’s ability to attract and retain customers for the Company’s products, and to optimize product pricing; (v) competition from other wind blade manufacturers; (vi) the discovery of defects in the Company’s products; (vii) the Company’s ability to successfully expand in its existing markets and into new international markets; (viii) worldwide economic conditions and their impact on customer demand; (ix) the Company’s ability to effectively manage its growth strategy and future expenses; (x) the Company’s ability to maintain, protect and enhance its intellectual property; (xi) the Company’s ability to comply with existing, modified or new laws and regulations applying to its business; and (xii) the attraction and retention of qualified employees and key personnel. The Company cautions you that the foregoing list may not contain all of the forward-looking statements made in such materials and presentations. You should not rely upon forward-looking statements as predictions of future events. The Company has based any forward-looking statements primarily on its current expectations and projections about future events and trends that the Company believes may affect its business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the Company’s filings with the Securities and Exchange Commission.

Any such presentation materials and the accompanying oral presentations may also contain statistical data, estimates and other information concerning the Company’s industry that are based on independent industry publications, surveys and forecasts or other publicly available information, as well as information based on the Company’s internal sources. The information contained in any materials or presentations from any third-party source may vary considerably from other information sources. This information involves a number of assumptions and limitations, and the Company has not independently verified the accuracy or completeness of the information.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TPI COMPOSITES, INC.

August 12, 2016	By:	/s/ William E. Siwek
William E. Siwek
Chief Financial Officer